UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): SEPTEMBER 21, 2022
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Weber Inc.
(Exact Name of Registrant as Specified in Its Charter)
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DE	001-40702	61-1999408
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
1415 S. Roselle Road Palatine, Illinois		60067
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 934-5700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	WEBR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Herr Transition
On September 21, 2022, Weber Inc. (the “Company”) and Hans-Jurgen Herr agreed to a change in his role and responsibilities, and as a result he transitioned to a new role as Senior Vice President – Global Brand and Consumer Experience. In his new role, Mr. Herr will lead the Company’s brand council but will not serve on the Company’s senior leadership team. Based on this change in role, on September 21, 2022 the Board of Directors (the “Board”) of the Company also determined that he is no longer an “executive officer” for purposes of the Securities Exchange Act of 1934.
As part of a planned retirement and following his years of significant contributions to the Company, Mr. Herr will leave the Company on September 30, 2023. Under his contract, the Company is required to send a notice to confirm his planned exit on or before September 30, 2022. To this end, the Company sent such notice to Mr. Herr on September 27, 2022.
Matula Employment Agreement
In addition, on September 23, 2022, Alan D. Matula entered into an employment agreement with the Company relating to his employment as Interim Chief Executive Officer of the Company. The employment agreement provides for (a) an initial base salary of $925,000, (b) an annual target cash bonus opportunity of 100% of base salary (prorated for 2022), (c) eligibility to receive equity awards under the Company’s Omnibus Incentive Plan (the “Incentive Plan”) and (d) participation in the Company’s retirement and health and welfare benefits. In addition, the employment agreement provides that (a) if Mr. Matula is terminated by the Company without cause or by him for good reason (each as defined in the employment agreement), other than within 24 months following a change in control (as defined in the Incentive Plan), he will be entitled to receive, subject to his execution of a general release of claims, (i) 18 months of salary continuation, (ii) a lump sum pro rata target annual bonus for the year of termination and (iii) 12 months of continued participation in the Company’s health plan at active employee rates and (b) if Mr. Matula’s employment is terminated by the Company without cause or by him for good reason within 24 months following a change in control, instead of the payments described in clause (a) above, he will be entitled to receive, subject to his execution of a general release of claims, (i) a lump sum payment equal to 18 months of base salary, (ii) an amount equal to the greater of (x) the annual bonus that he earned for the year prior to the year of termination and (y) his target annual bonus, (iii) 12 months of continued participation in the Company’s health plan at active employee rates and (iv) full vesting of any equity awards held by him (provided that any performance-based equity awards will vest at “target” level). As part of the employment agreement, Mr. Matula also executed a restrictive covenant agreement containing 12-month post-termination non-competition restrictions, 12-month post-termination customer and employee non-solicitation restrictions, perpetual confidentiality restrictions, non-disparagement restrictions and invention assignment restrictions.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBER INC.

Date: September 27, 2022

	By:	/s/ Philip J. Zadeik
		Name:	Philip J. Zadeik
		Title:	General Counsel
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